UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2009

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6650 Via Austi Parkway, Suite 170

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 733-7195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events

On November 5, 2008, the Conflicts Committee of Elixir Gaming Technologies, Inc. (the “Company”) voted unanimously to revise the committee’s charter.  The charter had previously allowed for a right of veto of any agreement or transaction between the Company and Elixir Group Limited or any of its affiliates involving an aggregate amount in excess of $200,000 that was approved by the Company’s board of directors.  With a view to further improving the corporate governance, the charter was revised to require review and approval in advance of such agreements or transactions, if any, by the Company’s Conflicts Committee. The new charter will take effect five business days from the date of the report.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

99.1	Amended and Restated Conflicts Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: April 27, 2009	/s/ Clarence Chung
Clarence Chung
Chief Executive Officer